UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 15, 2013

AI DOCUMENT SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143602	20-8675798
Commission File Number	IRS Employer Identification No.

25 Robert Pitt Drive, Monsey, NY	10952
(Address of Principal Executive Offices)	Zip Code

845-622-1400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 15, 2013 the Board of Directors of AI Document Services, Inc. (“AI”) dismissed PMB Helin Donovan, LLP (“PMB”)  as its independent registered public accounting firm and engaged L.L. Bradford & Company, LLC. (“LLB”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our independent registered public accounting firm.

AI filed a Form 10-K with the Securities and Exchange Commission on April 18, 2013 which incorrectly contains an audit opinion from PMB dated April 17, 2013. PMB did not audit the financial statements included in the Form 10-K that was filed on April 18, 2013 and is in no way associated with those financial statements. The financial statements included in the Form 10-K that was filed on April 18, 2013 were audited by LLB. AI has filed an Amendment to the Form 10-K which includes the report of LLB and does not include any report of PMB. No other changes were made in the Amendment in comparison to the Form 10-K that was filed on April 18, 2013. The Amendment should be the only copy of the Form 10-K relied upon.

AI also filed six Forms 10-Q with the Securities and Exchange Commission on April 18, 2013. Each of these Form 10-Qs was reviewed by LLB prior to filing.

AI provided PMB with a copy of this Report prior to its filing with the SEC and requested PMB to furnish the Registrant with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of the letter dated May 29, 2013 received from PMB is included as Exhibit 16.1 to this Form 8-K.

ITEM 9.01   EXHIBITS

Exhibit No.

Description

16.1

Letter from PMB Helin Donovan, LLP will be filed in an Amendment if and when received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Document Services, Inc.

Registrant

/s/ Mark Cohen

By: Mark Cohen

Its: President

Dated: May 31, 2013